Exhibit 99.1

December 5, 2023

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549-7561

Re: Phoenix Capital Group Holdings, LLC - Form - 1-U

SEC File No. 024-11723

On December 4, 2023, our appointment as auditor for Phoenix Capital Group Holdings, LLC ceased. We have read Phoenix Capital Group Holdings, LLC’s statements included under Item 4 of its Form 1-U dated December 5, 2023, and agree with such statements, insofar as they apply to us.

We have no basis to agree or disagree with any other statement made in Item 4 of such report.

Very truly yours,

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